UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 29, 2016

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 3.02 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

Private Placement

On September 29, 2016, Histogenics Corporation (“we,” “us,” “our” and the “company”) closed the private placement contemplated by that certain securities purchase agreement (the “Purchase Agreement”), dated September 15, 2016, that the company entered into with certain institutional and accredited investors identified therein. At the closing, the company issued 2,596,059 shares of the company’s common stock at a per share price of $2.25 and 24,158.8693 shares of our newly-created Series A Convertible Preferred Stock (“Series A Preferred Stock”), which shares of preferred stock are convertible into approximately 10,737,275 shares of common stock. The number shares of common stock that were purchased in the private placement constituted less than 20% of our outstanding shares of common stock immediately prior to the closing of the private placement. As part of the private placement, the investors received warrants to purchase up to 13,333,334 shares of our common stock at an exercise price of $2.25 per share. The warrants include a cashless-exercise feature that may be exercised in the event there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants as of the six-month anniversary of the closing of the private placement. The warrants will be exercisable following approval of the private placement by our stockholders and expire five years after the date of such stockholder approval.

Affiliates of certain members of our Board of Directors purchased an aggregate of 283,046 shares of common stock, an aggregate of 2,563.1439 shares of Series A Preferred Stock and received warrants to purchase up to 1,422,221 shares of common stock at an exercise price of $2.25 per share in the private placement.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for working capital and general corporate purposes. H.C. Wainwright & Co., LLC (“HCW”) served as the sole placement agent for the private placement. We also issued HCW a warrant (the “HCW Warrant”) for the purchase of 133,333 shares of common stock at an exercise price of $2.25 per share pursuant to the terms of our letter agreement with HCW. The HCW Warrant will be become exercisable following approval of the private placement by our stockholders and expire five years after the date on which it was issued. BTIG LLC acted as capital markets advisor to the company in connection with the transaction.

On September 29, 2016, we filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Histogenics Corporation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. A total of 24,158.8693 shares of Series A Preferred Stock have been authorized for issuance under the Certificate of Designation. The shares of Series A Preferred Stock have a stated value of $1,000 per share and will be convertible into 10,737,275 shares of our common stock. Until the date that our stockholders approve the private placement, the Certificate of Designation limits the number of shares of common stock issuable upon conversion of the Series A Preferred Stock such that, when aggregated with the shares of common stock issued at closing, such issuances shall not exceed 20% of our issued and outstanding common stock, as required by the rules and regulations of the NASDAQ Global Market.

The holders of Series A Preferred Stock are entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of our common stock or other securities.

The shares of Series A Preferred Stock shall not be converted if, after giving effect to the conversion, the holder thereof and its affiliated persons would own beneficially more than 4.99% of our common stock (subject to adjustment up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us or, solely as to a holder, if such limitation is waived by such holder upon execution of the private placement agreement). The initial conversion price of $2.25 is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting our common stock.

Pursuant to the NASDAQ Global Market rules, holders of Series A Preferred Stock are not entitled to cast votes as to the approval of the conversion feature with respect to any shares of common stock purchased under the Purchase Agreement. If our stockholders do not approve the conversion feature of the Series A Preferred Stock, the shares of Series A Preferred Stock will not become convertible, and will remain outstanding in accordance with the terms of the Certificate of Designation.

Except as otherwise required by law, the holders of Series A Preferred Stock have no right to vote on matters submitted to a vote of our stockholders. Without the prior written consent of a majority of the outstanding shares of Series A Preferred Stock, however, we may not: (i) amend our certficate of incorporation (including the Certificate of Designation) in a manner adverse to the Series A Preferred Stock or the holders thereof; (ii) create or authorize the creation of any other security convertible into or exercisable for any equity security ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

In the event of the dissolution and winding up of the company, the proceeds available for distribution to our stockholders shall be distributed pari passu among the holders of the shares of our common stock and Series A Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of our Series A Preferred Stock were convertible, and were converted, into shares of our common stock.

The foregoing description of the rights, preferences and privileges of the Series A Preferred Stock does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Transaction Documents

We have agreed, pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”) with the investors, to (i) file a registration statement with respect to the resale of the shares of our common stock sold to the investors, shares of our common stock issuable upon conversion of our Series A Preferred Stock and shares of our common stock issuable upon exercise of the warrants with the SEC within 30 days after the closing date; (ii) use our reasonable best efforts to have the registration statement declared effective by the SEC as soon as reasonably practicable after the initial filing, and in any event no later than 75 days after the closing date (or 110 days in the event of a full review of the shelf registration statement by the SEC); and (iii) keep the registration statement effective until all registrable securities may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) without the need for current public information or other restriction.

The common stock, Series A Preferred Stock, warrants, common stock issuable upon exercise of the warrants and common stock issuable upon conversion of the Series A Preferred Stock have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Prior to the closing of the private placement, and as a condition to such closing, certain large stockholders and affiliates entered into support agreements (the “Support Agreements”). As of immediately prior to the closing of the private placement, the stockholders executing the Support Agreements held beneficial ownership of approximately 45.8% of the Company’s total issued and outstanding shares of common stock. Pursuant to the Support Agreements, the signatories thereto have agreed to vote all shares of common stock owned by them in favor of transactions contemplated by the Purchase Agreement (the “Transaction Proposals”).

The Supports Agreements will terminate on the earlier of (ii) the termination of the Purchase Agreement pursuant to its terms or (ii) the date that is five days following the stockholders meeting at which the Transaction Proposals are approved.

We are obligated to, from the date of the Purchase Agreement until 90 days after the Effective Date (as defined in the Purchase Agreement), refrain from the issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement).

The Purchase Agreement and the Registration Rights Agreement contain ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. Copies of the Purchase Agreement, form of warrant, HCW Warrant, Registration Rights Agreement and form of Support Agreement are filed herewith as Exhibits 10.34, 4.6, 4.7, 10.35 and 10.36, respectively, and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

On September 29, 2016, we issued a press release announcing the closing of the private placement which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

The information called for by this item is contained in Item 1.01 above and Item 5.03 below, which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2016, we amended our sixth amended and restated of incorporation by filing with the Secretary of State of the State of Delaware the Certificate of Designation. The description of the rights and preferences of the Series A Preferred Stock in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Histogenics Corporation (filed as Exhibit 3.3 to Histogenics’ Current Report on Form 8-K filed September 16, 2016 and incorporated herein by reference)

4.6	Form of Warrant to Purchase Common Stock of Histogenics Corporation

4.7	Warrant to Purchase Common Stock of Histogenics Corporation issued to H.C. Wainwright & Co., LLC dated September 29, 2016

10.34	Securities Purchase Agreement dated September 15, 2016 (filed as Exhibit 10.34 to Histogenics’ Current Report on Form 8-K filed September 16, 2016 and incorporated herein by reference)

10.35	Registration Rights Agreement dated September 29, 2016

10.36	Form of Support Agreement

99.1	Press release of Histogenics Corporation dated September 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: September 29, 2016	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Histogenics Corporation (filed as Exhibit 3.3 to Histogenics’ Current Report on Form 8-K filed September 16, 2016 and incorporated herein by reference)

4.6	Form of Warrant to Purchase Common Stock of Histogenics Corporation

4.7	Warrant to Purchase Common Stock of Histogenics Corporation issued to H.C. Wainwright & Co., LLC dated September 29, 2016

10.34	Securities Purchase Agreement dated September 15, 2016 (filed as Exhibit 10.34 to Histogenics’ Current Report on Form 8-K filed September 16, 2016 and incorporated herein by reference)

10.35	Registration Rights Agreement dated September 29, 2016

10.36	Form of Support Agreement

99.1	Press release of Histogenics Corporation dated September 29, 2016